Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1)Registration Statement (Form S-8 No. 333-250900) pertaining to The Aaron’s Company, Inc. 2020 Equity and Incentive Plan, The Aaron’s Company, Inc. Employee Stock Purchase Plan and The Aaron’s Company, Inc. Deferred Compensation Plan
2)Registration Statement (Form S-8 No. 333-252198) pertaining to The Aaron’s 401(k) Retirement Plan,
3)Registration Statement (Form S-8 No. 333-259062) pertaining to The Aaron’s Company, Inc. Amended and Restated 2020 Equity and Incentive Plan, and
4)Registration Statement (Form S-8 No. 333-271620) pertaining to The Aaron’s Company, Inc. Amended and Restated Employee Stock Purchase Plan;

of our reports dated February 29, 2024, with respect to the consolidated financial statements of The Aaron’s Company, Inc. and the effectiveness of internal control over financial reporting of The Aaron’s Company, Inc. included in this Annual Report (Form 10-K) of The Aaron’s Company, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Atlanta, Georgia
February 29, 2024